Exhibit 5.1

February 15, 2018

Enel Chile S.A.

Santa Rosa 76, 15th Floor

Santiago, Chile

Ladies and Gentlemen:

We have acted as special Chilean counsel to Enel Chile S.A. (the “Company”), a publicly-held corporation (sociedad anónima abierta) organized under the laws of the Republic of Chile (“Chile”), in connection with the registration under the U.S. Securities Act of 1933, as amended (the “Act”), by the Company of (i) shares of common stock without nominal (par) value of the Company (the “Shares”), including Shares underlying American Depositary Shares (“ADSs”) each representing 50 Shares, evidenced by American Depositary Receipts (“ADRs”) issued pursuant to the terms of the Deposit Agreement dated as of April 26, 2016, as amended, among the Company, Citibank N.A. as depositary and the holders and beneficial owners of ADrs, and (ii) rights to subscribe for Shares or ADSs (the “Subscription Rights”) to be offered and sold by the Company from time to time.

We are giving this opinion in connection with the Registration Statement on Form F-3ASR, (the “Registration Statement”) to be filed by the Company with the U.S. Securities and Exchange Commission to effect registration of the Shares and Subscription Rights under the rules and regulations promulgated thereunder.

For purposes of this opinion, we have examined (i) the Bylaws (estatutos) of the Company, (ii) the Registration Statement, and (iii) such corporate records, agreements, certificates and other documents as we have deemed necessary for the purposes of the opinions expressed below.

In such examination we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.

As to any facts relevant to our opinion, we have relied on certificates and representations of officers or other representatives of the Company.

We are qualified to practice law in the Republic of Chile and do not purport to be expert on, or to express any opinion herein concerning, any law other than the laws of Chile as in effect in the date hereof.

Based upon and subject to the foregoing, we are of the opinion that:

1.

In connection with the issuance, offer and sale of the Shares, (i) when all applicable governmental approvals are obtained and all necessary filings, registrations, publications and notices (including the Registration Statement and any applicable prospectus supplement) with any governmental authority, agency or body are effective, (ii) when all necessary corporate and shareholder actions are taken by the Company and its shareholders, including actions taken by a shareholders’ meeting and the Board of Directors of the Company or a combination of such bodies, (iii) when a definitive underwriting, purchase, subscription or other similar agreement relating to the issuance, offer and sale of the Shares is duly authorized, executed and delivered by all parties thereto, including the Company, and (iv) when the Shares are sold and delivered to, and fully paid for by, the purchasers at a price specified in, and in accordance with the terms of, such definitive underwriting, purchase, subscription or other similar agreement, then the Shares will be duly authorized, validly issued, fully paid and non-assessable.

2.	In connection with the issuance, offer and sale of the Subscription Rights, (i) when all applicable governmental approvals are obtained and all necessary filings, registrations, publications and notices (including the Registration Statement) with any governmental authority, agency or body are effective, and (ii) when all necessary corporate and shareholder actions are taken by the Company and its shareholders, including actions taken by a shareholders’ meeting and the Board of Directors of the Company or a combination of such bodies, then the Subscription Rights will be duly authorized, validly issued and non-assessable.

We hereby consent to the filing with the U.S. Securities and Exchange Commission of this opinion as an exhibit to the Registration Statement, and to the references made to our firm under the caption “Legal Matters” in the Registration Statement. In giving such consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement, including this exhibit, within the meaning of the term “expert” as used in the Act, or the rules and regulations of the U.S. Securities and Exchange Commission issued thereunder.

Very truly yours,

Carey y Cia. Limitada

By:	/s/ Cristián Figueroa
Name: Cristián Figueroa
Title: Partner

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